Exhibit 99.1

InfuSystem Holdings, Inc.
3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem to Report Second Quarter 2021 Financial Results on Thursday, August 12, 2021

Investor Conference Call to be held 9:00 a.m. Eastern Time

Rochester Hills, Michigan, August 5, 2021 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced that it will issue second quarter 2021 financial results on Thursday, August 12, 2021, before the market opens.

The Company will also conduct a conference call for all interested investors on Thursday, August 12, 2021, at 9:00 a.m. Eastern Time to discuss its financial results.

To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10158098, through August 19, 2021.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, and Wound Therapy businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payer clients. The DME Services segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair.  Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

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